UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2010

ALLSTATE LIFE INSURANCE COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Illinois	0-31248	36-2554642
(State or other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

3100 Sanders Road
Northbrook, Illinois	60062
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement

On February 11, 2010, Allstate Life Insurance Company (the “Registrant”) entered into Amendment No. 1 to the Amended and Restated Service and Expense Agreement, effective January 1, 2009.  The underlying agreement (the “Agreement”), among Allstate Insurance Company (“Allstate”), The Allstate Corporation and certain affiliates, including the Registrant, provides for the allocation among these companies of the expenses for shared personnel, equipment, and facilities, most of which are provided to the other affiliate companies by Allstate.  The Agreement has been in place since 2004 and is being amended to reflect certain operational changes and other matters including: (i) clarifying that the Agreement does not create third party administrator status for any company; (ii) providing for a one year term with an automatic renewal for subsequent one year terms; and (iii) updating the Schedules and Exhibits to the Agreement.

The Registrant is a wholly-owned subsidiary of Allstate Insurance Company, a wholly-owned subsidiary of Allstate Insurance Holdings, LLC, which is a wholly-owned subsidiary of The Allstate Corporation.

Section 9 — Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Form of Amendment No. 1 to the Amended and Restated Service and Expense Agreement effective January 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

	By:	/s/ Mary J. McGinn
		Name:	Mary J. McGinn
		Title:	Vice President and Assistant Secretary

Date: February 17, 2010